NITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): August 15, 2008

China Dongsheng International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26598	22-3137907
(Commission File Number)	(IRS Employer Identification No.)

c/o Jilin Dongsheng Weiye Science and Technology Development Co., Ltd.
Jifeng East Road, Gaoxin District
Jilin, Jilin Province, PRC
 (Address of Principal Executive Offices)(Zip Code)

86-432-4566702
(Issuer’s telephone number)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On August 15, 2008, Bagell, Josephs, Levine & Company, L.L.C. resigned as the independent registered public accounting firm of China Dongsheng International, Inc. (the “Company”).

Bagell, Josephs, Levine & Company, L.L.C. reported on the Company’s consolidated financial statements for the years ended June 30, 2007 and 2006 and reviewed the Company’s consolidated financial statements for the quarters ended March 31, 2008, December 31, 2007, and September 30, 2007. For these periods and up to August 15, 2008, there were no disagreements with Bagell, Josephs, Levine & Company, L.L.C. on any matter of accounting principle or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Bagell, Josephs, Levine & Company, L.L.C. would have caused it to make reference thereto in its report on the financial statements for such years.

The report of Bagell, Josephs, Levine & Company, L.L.C. on the financial statements of the Company for the fiscal years ended June 30, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Bagell, Josephs, Levine & Company, L.L.C. with a copy of the foregoing disclosure and requested that Bagell, Josephs, Levine & Company, L.L.C. provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. A copy of such letter, dated August 19, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is in the process of engaging a new independent registered public accounting firm and will announce such engagement as soon as a new independent registered public accounting firm is retained.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number                                Description

16.1	Letter from Bagell, Josephs, Levine & Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Dongsheng International, Inc.

Dated: August 21, 2008	By:	/s/ Aidong Yu
Aidong Yu, Chairman and President

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